     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 2002

                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------
                              CONNETICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                           94-3173928
    (STATE OR OTHER JURISDICTION                             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                             3290 WEST BAYSHORE ROAD
                              PALO ALTO, CALIFORNIA
                                      94303
                                 (650) 843-2800
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 1994 STOCK PLAN
                             INDIVIDUAL OPTION PLANS
                            (FULL TITLE OF THE PLANS)

                                THOMAS G. WIGGANS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              CONNETICS CORPORATION
                             3290 WEST BAYSHORE ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 843-2800
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                               BRIAN V. CAID, ESQ.
                             MORRISON & FOERSTER LLP
                       370 SEVENTEENTH STREET, SUITE 5200
                             DENVER, COLORADO 80202
                                 (303) 592-1500

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                            PROPOSED             PROPOSED
              TITLE OF                      AMOUNT          MAXIMUM              MAXIMUM         AMOUNT OF
            SECURITIES TO                   TO BE           OFFERING            AGGREGATE       REGISTRATION
           BE REGISTERED(1)              REGISTERED(2)   PRICE PER SHARE(3)  OFFERING PRICE(3)       FEE
------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, issuable
  upon exercise of outstanding options
  granted under:

  1994 Stock Plan                        553,856 shares       $6.290           $3,483,754.24       $320.50

  Individual Option Plans:
     G. Kirk Raab                         25,000 shares       $7.125           $  178,125.00       $ 16.39
     Arthur Z. Eisen                       4,496 shares        0.450                2,023.20          0.19
     Phillip C. Hanawalt                   4,496 shares        0.450                2,023.20          0.19

        Total                            587,848 shares                        $3,665,925.64       $337.27
============================================================================================================

(1) Each share of common stock being registered pursuant to this Registration Statement includes a right to purchase one one-thousandth of a share of Series B Participating Preferred Stock pursuant to an Amended and Restated Rights Agreement between the Registrant and EquiServe Trust Company, N.A., as Rights Agent.

(2) This Registration Statement shall also cover any additional shares of common stock which become issuable under any of the referenced plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of Registrant's common stock.

(3) Estimated solely for the purpose of calculating the registration fee. Computed in accordance with Rule 457(h) under the Securities Act of 1933, based on the weighted average per share exercise price of outstanding options granted under the referenced plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information required by Part I of Form S-8 will be sent or given to plan participants pursuant to Rule 428(b)(1) of the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by Connetics Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (Commission File No. 0-27406) are incorporated by reference in this Registration Statement:

     1. Connetics' Annual Report on Form 10-K for the year ended December 31, 2001, and Amendment No. 1 on Form 10-K/A to Connetics' Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 29, 2002,

     2. Connetics' Current Report on Form 8-K dated December 21, 2001 and filed with the SEC on January 2, 2002,

     3. Connetics' Current Report on Form 8-K dated March 1, 2002 and filed with the SEC on March 6, 2002,

     4. Connetics' Current Report on Form 8-K/A dated December 21, 2001 and filed with the SEC on March 19, 2002,

     5. The description of Connetics' common stock contained in its Registration Statement on Form 8-A dated December 8, 1995, including any amendments or reports filed with the SEC for the purpose of updating such description, and

     6. The description of the Connetics' Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A dated May 20, 1997 and filed with the SEC on May 23, 1997, as amended by Amendment No. 1 thereto on Form 8-A/A dated November 27, 2001 and filed with the SEC on November 28, 2001, including any amendments or reports filed with the SEC for the purpose of updating such description.

     All documents subsequently filed by Connetics pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 145(a) of the Delaware General Corporation Law, or DGCL, provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Connetics has implemented such indemnification provisions in its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which provide that officers and directors shall be entitled to be indemnified by Connetics to the fullest extent permitted by law.

In addition, Connetics has entered into Indemnification Agreements with its officers and directors.

     Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145. Pursuant to Section 145(g) of the DGCL, Connetics maintains insurance on behalf of the directors and officers serving at the request of Connetics.

     The foregoing summaries are not intended to be complete and are necessarily subject to the complete text of the DGCL, Connetics' Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the arrangements referred to above, and are qualified in their entirety by reference thereto.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Index to Exhibits on page 8 of this Registration Statement.

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration to statement include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on March 29, 2002.

                                        CONNETICS CORPORATION


                                        By: /s/ John L. Higgins
                                            ------------------------------------
                                            John L. Higgins
                                            Chief Financial Officer,
                                            Executive Vice President, Finance
                                            and Corporate Development

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Katrina J. Church and John L. Higgins, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file such amendments, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        SIGNATURE                       TITLE                                     DATE
        ---------                       -----                                     ----
                            PRINCIPAL EXECUTIVE OFFICER:

/s/ Thomas G. Wiggans       President, Chief Executive Officer                March 29, 2002
------------------------    and Director
Thomas G. Wiggans


                            PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

/s/ John L. Higgins         Chief Financial Officer, Executive                March 29, 2002
------------------------    Vice President, Finance and
John L. Higgins             Corporate Development


/s/ G. Kirk Raab            Chairman of the Board of Directors                March 29, 2002
------------------------
G. Kirk Raab


/s/ Alexander E. Barkas     Director                                          March 29, 2002
------------------------
Alexander E. Barkas


/s/ Eugene A. Bauer         Director                                          March 29, 2002
------------------------
Eugene A. Bauer


/s/ John C. Kane            Director                                          March 29, 2002
------------------------
John C. Kane


/s/ Thomas D. Kiley         Director                                          March 29, 2002
------------------------
Thomas D. Kiley


/s/ Glenn A. Oclassen       Director                                          March 29, 2002
------------------------
Glenn A. Oclassen


/s/ Leon E. Panetta         Director                                          March 29, 2002
------------------------
Leon E. Panetta

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  5.1          Opinion of Morrison & Foerster LLP

 23.1          Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

 23.2          Consent of Ernst & Young LLP, Independent Auditors

 24.1          Power of Attorney (see page 7 of this Registration Statement)